Exhibit 10.4.3

AMENDMENT NO. 5
TO
LOAN AGREEMENT

     AMENDMENT NO. 5 dated and effective as of March 31, 2005, among NICHOLAS FINANCIAL, INC. (“Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”).

     WHEREAS, the Borrower, the Agent and the Lenders are parties to a certain Amended and Restated Loan and Security Agreement, dated as of August 1, 2000 (the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to the terms and conditions therein set forth, to provide certain financial accommodations to the Borrower; and

     WHEREAS, the Borrower desires that the Lenders amend certain provisions of the Loan Agreement, and the Lenders are willing, subject to the terms and conditions hereinafter set forth, to do so;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement.

     SECTION 2. AMENDMENTS. The Loan Agreement is hereby amended as follows:

          (a) Section 9.9 (Debt) of the Loan Agreement is hereby amended in its entirety to read as follows:

                    “Debt The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date; and (d) Debt owing to Peter L. Vosotas representing loans made to Borrower in an amount not to exceed $1,000,000 at any one time outstanding.

          (b) Section 9.10 (Prepayment) of the Loan Agreement is hereby amended in its entirety to read as follows:

                    “Prepayment . The Borrower shall not voluntarily prepay any Debt, except the Obligations, Debt permitted to be incurred under Section 9.9(d) (so long as no Default or Event of Default then exists) and any Subordinated Debt in accordance with the terms of this Agreement.”

          (c) Section 9.11 (Transactions with Affiliates) of the Loan Agreement is hereby amended in its entirety to read as follows:

                    “Transactions with Affiliates. Except as expressly provided in this Section 9.11, Borrower shall not sell, transfer, distribute, or pay any money or Property to any Affiliate or make any Distribution to any Affiliate, or lend any money to an Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property of any Affiliate, or become liable on any guaranty of an Affiliate. (The foregoing transactions are hereinafter referred to as “Prohibited Transactions”). A Prohibited Transaction shall not include (i) a distribution of cash by Borrower to Nicholas Data Services, Inc. (a) for the limited portion of state and federal tax liabilities imposed on Nicholas Data Services, Inc. resulting from the inclusion of Borrower’s taxable income in the income of Nicholas Data Services, Inc. and (b) to fund dividends declared by Nicholas Data Services, Inc. or its parent, to the extent consented to in writing by Agent and Majority Lenders and (ii) payment of compensation, benefits and reimbursement of expenses, in the ordinary course of business, to employees and directors. Notwithstanding the foregoing, so long as no Default or Event of Default then exists, Borrower may (i) repay Debt (including interest) owing to Peter L. Vosotas and permitted under Section 9.9(d) and (ii) engage in additional Prohibited Transactions provided the aggregate amount of such additional transactions in any Fiscal Year of the Borrower do not exceed the lesser of (a) $150,000 (“Permitted Amount”) or (b) twenty-five percent (25%) of Borrower’s Adjusted Net Earnings from Operations for such Fiscal Year.”

     SECTION 3. EFFECTIVENESS. The amendment made herein shall become effective when Lenders shall have duly executed and delivered this Agreement and counterparts hereof shall have been duly executed and delivered to the Agent by the Borrower.

     SECTION 4. COUNTERPARTS AND GOVERNING LAW. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Agreement shall be governed by, and construed in accordance with the law of the State of New York.

     SECTION 5. REFERENCES TO LOAN AGREEMENT. From and after the effectiveness of this Agreement and the waivers and agreements contemplated hereby, all references in the Loan Agreement to “this Agreement”, “hereof”, “herein”, and similar terms shall mean and refer to the Loan Agreement as certain provisions thereof are amended or supplemented by this Agreement, and all references in other documents to the Loan Agreement shall mean such agreement as certain provisions thereof are amended or supplemented by this Agreement.

     SECTION 6. INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be ineffective and valid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Loan Agreement is hereby ratified and confirmed and, except as herein otherwise agreed, remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

NICHOLAS FINANCIAL, INC.

By:	/s/ Peter L Vosotas
Peter L. Vosotas, President

Agent: BANK OF AMERICA, N.A., as Agent

By:	/s/ James C Smith
James C. Smith, Vice President

Lenders: BANK OF AMERICA, N.A.
By:	/s/ James C Smith
James C. Smith, Vice President

HIBERNIA NATIONAL BANK
By:	/s/ Anita G Kennedy
Anita G. Kennedy, Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ David Perry
David Perry, Senior Vice President

BoS (USA), INC.
By:	/s/ Amena Nabi
Amena Nabi, Assistant Vice President